Exhibit 10.2

GUARANTY and security agreement

THIS GUARANTY AND SECURITY AGREEMENT (this “Guaranty”) made as of January 27, 2022, by ALERISLIFE INC., a Maryland corporation (f/k/a Five Star Senior Living Inc.) (“AlerisLife”) and FIVE STAR SENIOR REHABILITATION AND WELLNESS SERVICES, LLC, a Maryland limited liability company doing business as Ageility Physical Therapy Solutions (“Five Star Rehab”; together with AlerisLife, individually and collectively, “Guarantor”), to and for the benefit of MIDCAP FUNDING VIII TRUST, a Delaware statutory trust, having an address at c/o MidCap Financial Services, LLC, as servicer, 7255 Woodmont Avenue, Suite 300, Bethesda, Maryland 20814, its successors and assigns, as agent (and in such capacity, together with its successors and assigns, “Agent”) for the financial institutions from time to time party to the Credit Agreement referred to below (“Lenders”).

RECITALS

A.            Pursuant to that certain Credit and Security Agreement of even date herewith (together with all extensions, renewals, restatements modifications, substitutions and amendments thereof, the “Credit Agreement”) among FSQ THE PALMS AT FORT MYERS LLC, FSQ VILLA AT RIVERWOOD LLC, FIVE STAR QUALITY CARE-NJ, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE – OBX OWNER, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE – OBX OPERATOR, LLC, a Maryland limited liability company, FIVE STAR COVINGTON LLC, a Delaware limited liability company, MORNINGSIDE OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE OF GREENSBORO, LLC, a Delaware limited liability company, MORNINGSIDE OF ALABAMA, L.P., a Delaware limited partnership, MORNINGSIDE OF SPRINGFIELD, LLC, a Delaware limited liability company, and MORNINGSIDE OF DECATUR, L.P., a Delaware limited partnership (individually and collectively, the “Borrowers”), Agent, and Lenders, Lenders are making available to Borrowers a term loan facility in the original principal amount of Ninety-Five Million And No/100 Dollars ($95,000,000.00) (the “Loan”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

B.            In connection with the Credit Agreement, Borrowers have executed and delivered certain Notes to Lenders (individually and collectively, the “Notes”).

C.            Guarantor will derive material financial benefit from the Lenders making the Loans available to Borrowers.

D.            Agent and Lenders have relied on the statements and agreements contained herein in agreeing to make the Loan and other financial accommodations available to Borrowers. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making the Loan and other financial accommodations available to Borrowers.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Agent and Lenders and their successors, indorsees, transferees, participants and assigns as follows:

1.             Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees:

(a)            the full and prompt payment and performance of all Obligations (as defined in the Credit Agreement) of Borrowers;

(b)            All liabilities, obligations, losses, damages, causes of actions, suits, out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements, and expenses of investigation), fines, penalties, awards, claims, demands and judgments paid, imposed upon Agent or Lenders or to which Agent or Lenders are subject, incurred by Agent and Lenders or any Affiliate or agent thereof as a result of (i) any failure after the occurrence and during the continuance of any Event of Default to apply any portion of the revenue from a Project to the Loan as required per the Financing Documents or to customary operating expenses of the Project; (ii) any intentional misapplication, misappropriation or conversion of any rents, proceeds or funds deriving from (A) a Project (including, without limitation, any Distributions made in violation of Section 5.3 of the Credit Agreement), (B) any insurance proceeds paid by reason of any loss, damage or destruction to a Project and not used by Borrower for restoration or repair of such Project in accordance with the Credit Agreement, and/or (C) any awards or amounts received in connection with condemnation of all or a portion of any Project and not used by Borrower for restoration or repair of the Project in accordance with the Credit Agreement; (iii) any misrepresentation or failure to disclose a material fact; (iv) any material waste, arson, damage or abandonment of any portion of a Project in violation of the Credit Agreement; (v) any failure to keep any portion of any Project insured in accordance with the terms of the Financing Documents; (vi) any fees paid any Affiliate of Borrower or Guarantor in violation of Section 5.8 of the Credit Agreement; (vii) the material breach, after giving effect to all notice and cure periods, of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Financing Document concerning Environmental Laws, Hazardous Materials and/or Hazardous Materials Contamination and any indemnification of Agent and Lenders with respect thereto, including, without limitation, the covenants and any representation or warranty contained in Sections 3.18 and 4.10 of the Credit Agreement; (viii) any Borrower, Guarantor or any Affiliate of the foregoing receiving any rents or other payments under any present or future lease or sublease, whether written or oral, or any lettings of possession of, or any agreements for the use or occupancy of, the whole or any part of the Project more than one (1) month in advance, except with respect to Resident Agreements entered into in the Ordinary Course of Business provided that such payments are maintained by Borrowers in a cash reserve or as otherwise approved by Agent in writing; (ix) any security deposits not delivered to Agent upon foreclosure of Collateral or action lieu thereof, (x) any breach of the covenants contained in Section 5.6 of the Credit Agreement pertaining to any merger, sale or Change in Control; (xi) any intentional breach of the covenants or any representation or warranty contained in Section 5.1 of the Credit Agreement relating to additional indebtedness, (xii) any knowing breach, after giving effect to all notice and cure periods, of any covenant, representation or warranty contained in Section 5.2 of the Credit Agreement relating to liens to the extent that revenue from any Project was generated sufficient to pay such liens (after payment of the current debt service obligation under the Loan); (xiii) any breach of Section 5.9 of the Credit Agreement pertaining to any organizational changes, after giving effect to all notice and cure periods; and (xiv) any fraud or willful misconduct by a Credit Party;

(c)            Repayment of the Loan, any fees due under the Fee Letter, and all accrued interest thereon, all costs and expenses of Agent and Lenders, and all other Obligations of Borrowers under the Financing Documents in the event of (i) any breach of any of the following covenants of the Credit Agreement in (A) Section 4.3 requiring Borrower to be a Single Purpose Entity that would result in a substantive consolidation of the assets of Borrower with any other Person, or (B) Section 5.6 pertaining to any Change in Control; (ii)  the filing by Borrower, or the filing against Borrower by, any Guarantor or any Affiliate of Borrower or Guarantor, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower; (iii) the filing by Borrower, any Guarantor or any Affiliate of Borrower or Guarantor of an answer consenting to, or otherwise acquiescing or joining in any involuntary petition filed against it, by any other Person under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law (collectively, the “Bankruptcy Code”), or supporting, aiding, soliciting, or colluding with petitioning creditors for any involuntary petition from any Person; or (iv) the forfeiture by any Credit Party of the Collateral, or (in each case) any portion thereof, because of criminal activity by any such Credit Party; and

(d)            the full and prompt payment of any Enforcement Costs (as defined in Section 7 hereof).

All amounts due, debts, liabilities and payment obligations described in subsections (a), (b), (c) and (d) of this Section 1 shall be hereinafter collectively referred to as the “Guaranteed Obligations.”

Notwithstanding the foregoing and anything to the contrary contained in the Financing Documents, Agent and Lenders agree that the liability of Guarantor for the payment of principal in Subsection 1(a) above shall not exceed $40,000,000.00.

All payments under this Guaranty must be made in lawful money of the United States of America and in current funds. Any amount received by Agent or Lenders from any collateral or security for the Financing Documents may be applied by them towards any sums due under or in respect of the Financing Documents, in such order of application as is provided for under the applicable Financing Documents, or if not so provided for, then in such order as Agent may from time to time elect in its sole discretion. Subject to the preceding sentence, Agent shall have the right to determine how, when and what application of payments and credits, whether derived from the Borrowers or any other source, shall be made on the amounts due to Agent and Lenders under the Financing Documents.

2.             Payment of Amounts Owed. Upon the occurrence of an Event of Default (that has not otherwise been waived in writing by Agent), after the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Agent or any holder of the Notes (which demand may be made concurrently with notice to Borrowers that Borrowers are in default of their obligations), to pay the Guaranteed Obligations, regardless of any defense, right of set-off or recoupment or claims which Borrowers or Guarantor may have against Agent or any Lenders or the holder of the Notes, other than payment in full of the Guaranteed Obligations. All of the remedies set forth herein and/or provided for in any of the other Financing Documents or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or any Lenders of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in an Event of Default hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Agent or Lenders at the lowest cost to Borrowers and/or Guarantor. It is the intention of the parties that such choice of remedy by Agent and any Lenders be given conclusive effect regardless of such subsequent developments.

3.             Certain Waivers by Guarantor. To the fullest extent permitted by law, Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law; (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off, right of recoupment or other claim which Guarantor may have against Borrowers; (c) waive any defense (other than defense of payment), right of set-off, right of recoupment or other claim which Guarantor or Borrowers may have against Agent, any Lenders or the holder of the Notes (other than compulsory counterclaims); (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections; (e) waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrowers or any other person or entity now or hereafter primarily or secondarily liable for any of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full; (f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability other than notices and demands required under the Financing Documents; (g) waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect; (h) waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or any Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding; (i) waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against the Borrowers, any other guarantor or any other person in connection with the Guaranteed Obligations; (j) waive any defense based on the failure of the Agent or any Lenders to (i) provide notice to Guarantor of a sale or other disposition (including any collateral sale pursuant to the UCC) of any of the security for any of the Guaranteed Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner; (k) waive any defense based on the negligence of Agent or Lenders in administering the Loan (including, without limitation, the failure to perfect any security interest in any collateral for the Loan), or taking or failing to take any action in connection therewith, or based on the federal Equal Credit Opportunity Act, or any similar or successor act, or any applicable regulations or any similar act or regulation of any state, provided, however, that such waiver shall not apply to the gross negligence or willful misconduct of the Agent or any Lenders as determined by the final, non-appealable decision of a court having proper jurisdiction; (l) waive the defense of expiration of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (m) waive any right to file any Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Agent or any Lenders to collect any Guaranteed Obligations of Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or any Lenders under the Financing Documents, at law, in equity or otherwise; (n) agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Guaranteed Obligations or this Guaranty, or to protect or insure any such property; (o) waive any obligation Agent or Lenders may have to disclose to Guarantor any facts the Agent or Lenders now or hereafter may know or have reasonably available to it regarding the Borrowers or Borrowers’ financial condition, whether or not the Agent or any Lenders has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder; (p) agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Guaranteed Obligations which may result from any action or omission of the Agent or Lenders in enforcing any part of this Guaranty or any portion of the Loan; (q) waive any defense based on the consideration for this Guaranty; (r) waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Financing Documents; (s) waive any defense based on any change in the composition of Borrowers, including, without limitation, the voluntary or involuntary withdrawal or removal of Guarantor from any current or future position of ownership, management or control of Borrowers, except to the extent not prohibited under the Credit Agreement; and (t) waive any defense based on any representations and warranties made by Guarantor herein or by Borrowers in any of the Financing Documents. Credit may be granted or continued from time to time by Agent or any Lenders to Borrowers without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrowers at the time of any such grant or continuation. Neither Agent nor Lenders shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrowers. Guarantor acknowledges that no representations of any kind whatsoever have been made by Agent or Lenders to induce Guarantor to execute and deliver this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Agent or Lenders except for modifications and waivers made in accordance with Section 13.16 of the Credit Agreement. For purposes of this section, the term “Claim” shall mean any claim, action or cause of action, defense (other than defense of payment), counterclaim, set-off or right of recoupment of any kind or nature against the Agent or Lenders, their respective officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Agent or Lenders in connection with the making, closing, administration, collection or enforcement by the Agent or Lenders of the Guaranteed Obligations.

4.             Guarantor’s Obligations Not Affected by Modifications of Financing Documents. Guarantor further agrees that Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made and agreed in writing by Borrowers to the extent required under the Credit Agreement and other Financing Documents from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Notes, or by any waiver by Agent under the Credit Agreement or any other Financing Documents, or by Agent’s failure or election not to pursue any other remedies it may have against Borrowers or Guarantor, or by any change or modification in the Notes, Credit Agreement or any other Financing Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations, it being the intent hereof that, subject to Agent’s or Lenders’ compliance with the terms of this Guaranty and the other Financing Documents, Guarantor shall remain liable for the payment of the Guaranteed Obligations, until all of the Guaranteed Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrowers to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of the Notes, Credit Agreement, or other Financing Documents, and may waive or release any provision or provisions of the Notes, Credit Agreement, and other Financing Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Agent’s or any Lenders’ rights hereunder or Guarantor’s obligations hereunder, and Guarantor’s obligations hereunder shall apply to the Notes, Credit Agreement and other Financing Documents as so amended, modified, extended, renewed or increased.

5.             Nature of Guaranty. This is an absolute, present and continuing guaranty of payment and not merely of collection. Guarantor agrees that this Guaranty may be enforced by Agent or any Lenders without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Notes, Credit Agreement or any of the other Financing Documents through foreclosure or sale proceedings, as the case may be, under the Financing Documents or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Agent or Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrowers or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Agent or Lenders from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Notes, Credit Agreement or any other Financing Documents, and the exercise of any of its rights or the completion of any of its remedies that do not result in full payment of the Guaranteed Obligations and complete satisfaction of Borrowers’ Obligations under the Financing Documents shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrowers under the Notes, Credit Agreement or other Financing Documents or by reason of the bankruptcy of Borrowers or by reason of any creditor or bankruptcy proceeding instituted by or against Borrowers. To the extent permitted under applicable law, this Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Notes, Credit Agreement, or any other Financing Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrowers, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrowers or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Financing Documents and of a deficiency, subject to the limitations in Section 1, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; provided, however, that the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

6.             Effect of Assignment of Notes. In the event Agent, Lenders or any holder of the Notes shall assign the Notes (the “Assignment”) to any lender or other entity (the “Assignee”) in accordance with the terms of the Credit Agreement to secure a loan from Assignee to such Lenders or such holder, Guarantor will accord full recognition thereto and agree that all rights and remedies of Agent and Lenders or such holder hereunder shall be enforceable against Guarantor by Assignee with the same force and effect and to the same extent as would have been enforceable by Agent, Lenders or such holder but for the Assignment; provided, however, that unless Agent and Lenders shall otherwise consent in writing, Agent and Lenders shall have an unimpaired right, prior and superior to that of Assignee, to enforce this Guaranty for Agent’s and Lenders’ benefit to the extent of any indemnities constituting a part of the Guaranteed Obligations which are not expressly assigned or transferred. Notwithstanding the foregoing, in no event shall any Assignment (a) obligate Guarantor to make any payment to, or to perform any obligation on behalf of, any party other than Agent and Lenders following an Assignment unless Agent or such Lenders provides Guarantor written notice of the Assignment, in which case Guarantor shall be entitled to rely on such written notice, or (b) entitle Agent and Lenders and Assignee to duplicative recoveries.

7.             Enforcement Costs. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Agent or any Lenders in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty after the occurrence and during the continuance of an Event of Default; or (d) an attorney is retained to represent Agent or any Lenders in any proceedings whatsoever in connection with this Guaranty and Agent or Lenders prevail in any such proceedings, then Guarantor shall pay to Agent or Lenders upon demand all reasonable attorneys’ fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Financing Documents.

8.             Severability. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Agent, Lenders or the holder of the Notes under the remainder of this Guaranty shall continue in full force and effect.

9.             CHOICE OF LAW; CONSENT TO JURISDICTION. THIS GUARANTY AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), AGENT AND LENDERS (BY THEIR ACCEPTANCE HEREOF), AND GUARANTOR IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF MONTGOMERY, MARYLAND, AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, AND (B) WAIVE ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE AGENT OR LENDERS, GUARANTOR FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION TO THE EXTENT THE FOREGOING IS PERMITTED UNDER APPLICABLE LAW. AGENT, LENDERS AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY UNITED STATES COURT SITTING IN THE COUNTY OF MONTGOMERY, MARYLAND OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE FINANCING DOCUMENTS, ANY CLAIMS UNDER THIS GUARANTY BY A LENDER MUST BE BROUGHT ON BEHALF OF SUCH LENDER BY AGENT AND NOT DIRECTLY.

10.           Subordination of Borrowers’ Obligations to Guarantor; Claims in Bankruptcy.

(a)            Any indebtedness of Borrowers to Guarantor (including, without limitation, any right of such Guarantor to a return of any capital contributed to Borrowers), whether now or hereafter existing, is hereby subordinated to the payment of the Guaranteed Obligations. Except to the extent permitted by Section 5.3 of the Credit Agreement, Guarantor agrees that, until the entire Guaranteed Obligations have been paid in full (other than any contingent obligations or liabilities not accrued or due or payable as of the date of such payment in full, which by their terms expressly survive such payment in full), Guarantor will not seek, accept, or retain for its own account, any payment from Borrowers on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Agent and Lenders and shall be paid over to Agent, on behalf of Agent and Lenders, on account of the Guaranteed Obligations without impairing or releasing the obligations of Guarantor hereunder.

(b)            Guarantor shall, before date due, file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that Guarantor may have against the Borrowers or any other guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of Guarantor under such claims. If Guarantor does not file any such claim before the due date, Agent, as attorney-in-fact for Guarantor, is hereby irrevocably authorized to do so in the name of Guarantor, or in Agent’s discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Agent’s designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, on behalf of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, Guarantor hereby assigns to Agent and each Lenders all of the Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.

(c)            In the event (i) Borrowers or any other guarantor shall (A) file voluntarily or be filed against involuntarily for protection under the U.S. Bankruptcy Code or any other present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (B) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (C) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, and (ii) the automatic stay imposed by the applicable provisions of the U.S. Bankruptcy Code, as amended, or under any other applicable law, against the exercise of the rights and remedies otherwise available to creditors of the Borrowers or such other guarantor is deemed by the court having jurisdiction to apply to Guarantor so that Guarantor is not permitted to pay Agent and Lenders the Guaranteed Obligations and/or Agent or Lenders may not immediately enforce the terms of this Guaranty or exercise such other rights and remedies against Guarantor as would otherwise be provided by law, Agent and Lenders shall immediately be entitled, and Guarantor hereby consents, to relief from such stay, and Guarantor hereby authorizes and directs Agent and Lenders to present this Guaranty to the applicable court to evidence this agreement and consent.

11.           Application of Proceeds. Any amounts received by Agent or Lenders from any source on account of the Guaranteed Obligations may be utilized by Agent or Lenders for the payment of the Guaranteed Obligations and any other obligations of Borrowers to Agent and Lenders in such order as Agent and Lenders may from time to time elect, subject to the terms and conditions of the Financing Documents.

12.           Events of Default.

(a)            It is expressly agreed that time is of the essence of this Guaranty and every covenant and provision hereof, and that any of the following shall be an “Event of Default” under this Guaranty:

(i)            the failure of Guarantor to satisfy the covenants set forth in Section 16 below;

(ii)           any Insolvency Event (as defined below) with respect to Guarantor;

(iii)          any “Event of Default” (as defined in the Credit Agreement) occurs and has not otherwise been cured or waived in writing by Agent; and/or

(iv)          any material inaccuracy in any representation or warranty made by Guarantor, or any material omission of Guarantor, in connection with its financial condition prior or subsequent to the date of this Guaranty.

(b)            Upon the occurrence of any Event of Default that is continuing under this Guaranty (that has not otherwise been waived in writing by Agent), there shall be deemed to have occurred an Event of Default (as that term is used in any of the other Financing Documents) under each of the other Financing Documents, regardless of whether or not any portion of the Guaranteed Obligations may then be due and payable.

(c)            The term “Insolvency Event” shall mean any of the following: (i) Guarantor makes an assignment for the benefit of creditors; (ii) Guarantor files a petition in bankruptcy; (iii) Guarantor is adjudicated insolvent or bankrupt, or petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property; (iv) Guarantor commences any proceeding under the Bankruptcy Code relating to itself under any reorganization, arrangement, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) any such proceeding under the Bankruptcy Code is commenced against Guarantor and such proceeding remains undismissed for a period of sixty (60) days; or (vi) Guarantor colludes with a third party in connection with any such proceeding or the appointment of any receiver of or any trustee for Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days.

(d)            All grace periods under the Notes, this Guaranty and/or the other Financing Documents shall run concurrently such that once any grace period has expired without the curing of the default in question, Agent and Lenders shall be entitled to exercise any and all of the rights and remedies granted under the Notes, this Guaranty and the other Financing Documents without the necessity of issuing any further notice or the granting of any further grace periods.

13.           WAIVER OF TRIAL BY JURY. EACH GUARANTOR, AGENT, AND EACH LENDER (BY THEIR ACCEPTANCE HEREOF) EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY AND THE OTHER FINANCING DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE FINANCING DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR, AGENT, AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER FINANCING DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GUARANTOR, AGENT AND EACH LENDER EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14.           Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Credit Agreement.

All notices to Guarantor shall be addressed as follows:

c/o Five Star Senior Living

400 Centre Street

Newton, MA 02458-2076

Attention: Katherine E. Potter,
President and Chief Executive Officer

E-Mail: kpotter@5ssl.com

With a copy to:

c/o Five Star Senior Living

400 Centre Street

Newton, MA 02458-2076

Attention: Lisa Cooney

E-Mail: lcooney@5ssl.com

15.           Representations and Warranties. To induce Agent and Lenders to make the Loan and other financial accommodations available to Borrowers, Guarantor makes the following representations and warranties as of the date hereof to Agent and Lenders set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, Lenders would not have agreed to make the Loan and other financial accommodations available to Borrowers.

(a)            Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business;

(b)            Guarantor maintains an office at the address set forth for such party in Section 14;

(c)            any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Agent and Lenders by or on behalf of Guarantor fairly and accurately present in all material respects the financial condition of Guarantor as of the respective dates thereof;

(d)            the execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may materially adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, or (iii) the organizational documents of Guarantor;

(e)            this Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles;

(f)            except as disclosed in writing to Agent and Lenders, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened in writing or affecting Guarantor, which may materially adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an aggregate amount in excess of $1,500,000.00 (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage) that have been undischarged for a period of sixty (60) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. To Guarantor’s knowledge, Guarantor is not in default under any agreements which may have a Material Adverse Effect on Guarantor’s ability to fulfill its obligations under this Guaranty; and

(g)            all statements set forth in the Recitals are true and correct.

All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of proceeds or other extension of credit in respect of the Loan, on the date of any subsequent advance of proceeds or other extension of credit in respect of the Loan (to the extent provided for in the Financing Documents), and upon any extension of the term of the Loan pursuant to the Credit Agreement. Guarantor hereby agrees to indemnify, defend and hold Agent and Lenders free and harmless from and against all loss, cost, liability, damage, and expense, including reasonable attorneys’ fees and costs, which Agent and any Lenders actually incurs by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

16.            Covenants. Until such time as the Guaranteed Obligations are indefeasibly satisfied, Guarantor covenants as follows:

(a)            AlerisLife shall at all times during the term of Loan maintain $25,000,000.00 of unrestricted cash and Cash Equivalents. “Cash Equivalents” shall mean: (a) dollar demand deposits maintained in the United States with any commercial bank and dollar time deposits maintained in the United States, or certificates of deposit having a maturity of one year or less, issued by any commercial bank which has its head office in the United States and which has a combined capital and surplus of at least One Billion and No/100 Dollars ($1,000,000,000); (b) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; and (c) readily marketable commercial paper having a maturity of one year or less, issued by any corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and rated by Standard & Poor’s Corporation or Moody’s Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, rated by any nationally recognized rating organization in the United States) with the highest rating assigned by such organization, but specifically excluding any assets of AlerisLife held in any retirement plans, and/or that are the subject of any arrangement with any creditor to have its claim satisfied out of such assets (or the proceeds thereof), including, without limitation, assets held in any creditor imposed reserves and escrows.

(b)            AlerisLife shall not declare or pay any dividends or other distributions with respect to any capital stock or other equity interest of Guarantor without the prior written consent of Agent except for (x) stock issued by AlerisLife as compensation to its employees and/or (y) non-cash stock transfers and issuances from time to time in accordance with historical practice and in the Ordinary Course of Business (it being acknowledged that no such non-cash stock transfers have been made by Guarantor prior to the date hereof).

(c)            Guarantor shall deliver or cause to be delivered to Agent (i) on a quarterly basis, within thirty (30) days following the end of each such calendar quarter, Guarantor’s internally prepared balance sheet and income statement for the previous calendar quarter, prepared on a consolidated basis in accordance with GAAP and such other financial reports and information as Agent shall reasonably require evidencing compliance with the covenants set forth in this Section 16, and (ii) on an annual basis, within one hundred twenty (120) days following the end of each such calendar year, Guarantor’s audited balance sheet and income statement for the previous calendar year, prepared on a consolidated basis in accordance with GAAP; provided, that in the case of clauses (i) and (ii), such failure shall not constitute a default unless within thirty (30) days after written notice to Guarantor indicating a failure to provide such information, Guarantor fails to provide such information. If Guarantor shall become insolvent or seek protection under insolvency laws or proceedings, or any application shall be made to have Guarantor declared bankrupt or insolvent, or a receiver or trustee shall be appointed for Guarantor or for all or a substantial part of the property of Guarantor, or Guarantor shall make an assignment for the benefit of creditors, notice of such occurrence or event shall be promptly furnished to the Agent by Guarantor.

17.            Security.

(a)            Description. To secure the payment, promptly when due, and the punctual performance of all of the Guaranteed Obligations, Five Star Rehab hereby grants to Agent, for its benefit and the benefit of the other Lenders, a security interest in all of its right, title and interest in and to the following property of Five Star Rehab (collectively, the “Guarantor Collateral”):

(i)            Accounts, Contract Rights, Etc. – All now owned and hereafter acquired, created, or arising accounts (including the Accounts), accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

(ii)            Inventory – All now owned or hereafter acquired, created or arising Inventory of every nature and kind, wherever located;

(iii)            General Intangibles – All now owned and hereafter acquired, created or arising general intangibles of every kind and description (collectively, “General Intangibles”), including all existing and future payment intangibles, certificates of need, customer lists, telephone lists and directories, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, distributorship agreements, licenses, license agreements, formulae, tax and any other types of refunds, rights (if any) to or in employee or other pension, retirement or similar plans and any assets thereof (to the extent permitted by Applicable Law and subject always to the rights of the beneficiaries thereof), or any portion thereof, including refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies; including credit insurance and key man life insurance policies, and computer information, software, records and data;

(iv)            Permits, Licenses, Etc. – Without limiting the foregoing, all General Intangibles consisting of all Permits (as defined in the Credit Agreement), agreements under which any Healthcare Facility is eligible to receive payment under any Third Party Payor Programs, approvals, waivers or variances, and all other authorizations from any Governmental Authority necessary or advisable for the use of each Healthcare Facility as a skilled nursing facility and/or assisted living facility.

(v)            Equipment – All now owned and hereafter acquired Equipment, including machinery, vehicles, furniture, leasehold improvements and fixtures, wherever located, and all replacements, parts, accessories, accessions, substitutions and additions thereto;

(vi)            Deposit Accounts and Other Property – all now existing and hereafter acquired or arising deposit accounts, investment accounts, commercial paper, investment securities, investment property, and certificates of deposit, of every nature, wherever located, and all funds received thereby, deposited therein or associated therewith and all documents and records associated therewith, and all now existing and hereafter acquired or arising supporting obligations, letter of credit rights and commercial tort claims;

(vii)           Property in Agent’s Possession – all property, now or hereafter in Agent’s possession;

(viii)         Real Property – all real property, improvements and fixtures at any time and from time to time, covered by a Security Instrument, including the Real Estate;

(ix)            Books and Records – all books and records evidencing or relating to or associated with any of the foregoing;

(x)             Other Information – all information and data compiled or derived by such Borrower with respect to any of the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality);

(xi)            Other Property – all other personal property of such Borrower not described above whether now existing or hereafter acquired; and

(xii)           Proceeds – all collections, receipts and other proceeds (cash and noncash) derived from any of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Guaranty shall not extend to any permit, lease, license or other contract right of Five Star Rehab if the grant of a security interest in such permit, lease, license or other contract right in the manner contemplated by this Guaranty is prohibited by the terms of such permit, lease, license or other contract right or by applicable Law and would result in the termination of such lease or license or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter any Five Star Rehab’s rights, title and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including the Bankruptcy Code and Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such permit, lease, license or other contract right or in any applicable Law, to the extent sufficient to permit any such item to become Guarantor Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license or other contract right shall be automatically and simultaneously granted hereunder and shall be included as Guarantor Collateral hereunder, and (iii) to the extent permitted under applicable law, all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, any such permit, lease, license or other contract right shall be and at all times remain subject to the security interests created by this Guaranty.

(b)            Lien Documents. On the date hereof and thereafter as Agent deems reasonably necessary, Five Star Rehab shall execute (if required) and deliver to Agent, or shall have executed (if required) and delivered (all in form and substance reasonably satisfactory to Agent):

(i)            Financing Statements. Financing statements pursuant to the UCC, which Agent may file in the jurisdiction where Five Star Rehab is organized and in any other jurisdiction that Agent deems appropriate; and

(ii)            Other Agreements. Any other agreements, documents, instruments and writings, including, without limitation, security agreements, deposit account control agreements and assignment agreements, reasonably required by Agent to evidence, perfect or protect Agent’s liens and security interest in the Guarantor Collateral or as Agent may reasonably request from time to time.

(c)            Other Actions.

(i)            In addition to the foregoing, Five Star Rehab shall do anything further that may be lawfully and reasonably required by Agent to perfect its security interests and to effectuate the intentions and objectives of this Guaranty, including, but not limited to, the execution (if required) and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Agent’s reasonable request, each Guarantor shall also immediately deliver (with execution by such Five Star Rehab of all necessary documents or forms to reflect Agent’s security interest therein) to Agent, all items for which Agent must receive possession to obtain a perfected security interest in the Guarantor Collateral.

(ii)            Five Star Rehab hereby authorizes Agent to file all financing statements and amendments to financing statements naming Five Star Rehab as debtor and describing the Guarantor Collateral in any filing office as Agent, in its sole discretion, may determine, including financing statements describing the Guarantor Collateral as “All Assets” or using similar language and containing language indicating that the acquisition by a third party of any right, title or interest in or to the Guarantor Collateral without Agent’s consent shall be a violation of Agent’s rights. Five Star Rehab agrees to comply in all material respects with the requirements of all federal and state laws and requests of Agent in order for Agent to have and maintain a valid and perfected first priority security interest in the Guarantor Collateral including, without limitation, executing and causing any other Person to execute such documents as Agent may require to obtain Control (as defined in the UCC) over all deposit accounts, electronic chattel paper, letter-of-credit rights and investment property.

(iii)          Searches. Agent shall, prior to the date hereof, and thereafter as Agent may reasonably request from time to time, but no more often than once per calendar year, except in the event of default, at Five Star Rehab’s expense, obtain the following searches (the results of which are to be consistent with the warranties made by Guarantors in this Guaranty):

(1)            UCC Searches. With respect to Five Star Rehab, UCC searches with the Secretary of State and local filing office of each state where such entity maintains its chief executive office, its jurisdiction of organization and/or a place of business or assets;

(2)            Judgments, Etc. Judgment, federal tax lien and corporate tax lien searches against Five Star Rehab, in all applicable filing offices of each state searched under subparagraph (i) above.

(iv)          Good Standing Certificates. Guarantor shall, prior to the date hereof and at its expense, obtain and deliver to Agent good standing or equivalent certificates showing each Guarantor to be in good standing in its state of incorporation or organization and authorized to transact business as a foreign corporation or entity in each other state or foreign country in which it is doing and presently intends to do business.

(v)           Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Guarantor (without requiring any of them to act as such) with full power of substitution to do the following (such power to be deemed coupled with an interest): (1) upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or upon the acceleration of the Guaranteed Obligations by Agent pursuant to the terms of the Financing Documents, endorse the name of such Person upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Guarantor and constitute collections on the Guarantor Collateral; (2) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents and statements that such Guarantor is obligated to give Agent hereunder or is necessary to perfect Agent’s security interest or lien in the Guarantor Collateral; (3) to verify validity, amount or any other matter relating to the Guarantor Collateral by mail, telephone, telecopy or otherwise; and (4) upon the occurrence and during the continuation of an Event of Default under the Credit Agreement, or upon the acceleration of the Guaranteed Obligations by Agent pursuant to the terms of the Financing Documents, do such other and further acts and deeds in the name of such Person that Agent may reasonably deem necessary or desirable to enforce its right with respect to any Guarantor Collateral.

(d)            Remedies. Upon the occurrence of and during the continuance of an Event of Default, Agent, in addition to all other rights, options, and remedies granted to Agent under this Guaranty or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under this Guaranty and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law.

(e)            NON-RECOURSE GUARANTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, FIVE STAR REHAB HEREBY GUARANTEES TO AGENT, ON A NON-RECOURSE BASIS, PROMPT PAYMENT (WHETHER AT STATED MATURITY, BY ACCELERATION OR OTHERWISE) AND PERFORMANCE OF THE GUARANTEED OBLIGATIONS, IT BEING UNDERSTOOD THAT AGENT’S SOLE RIGHT TO RECOVER FROM FIVE STAR REHAB PURSUANT TO THIS GUARANTY SHALL BE LIMITED TO THE GUARANTOR COLLATERAL AND AGENT SHALL NOT HAVE ANY RIGHT OF RECOURSE AGAINST ANY OTHER ASSETS OF FIVE STAR REHAB PURSUANT TO THIS GUARANTY.

18.            Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor.

19.            CONSTRUCTION; CHOICE OF LAW. THIS GUARANTY, THE NOTES, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF MARYLAND, AND DELIVERED BY GUARANTOR OR BORROWERS, AS APPLICABLE, AND ACCEPTED BY AGENT AND LENDERS IN THE STATE OF MARYLAND, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE TITLES OF THE PARAGRAPHS OF THIS GUARANTY ARE FOR CONVENIENCE OF REFERENCE ONLY AND ARE NOT TO BE CONSIDERED IN CONSTRUING THIS GUARANTY. EACH OF GUARANTOR, BORROWERS, LENDER AND AGENT WAIVE ANY RIGHT TO SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES HEREUNDER; PROVIDED THAT WITH RESPECT TO AGENT, GUARANTOR AGREES TO REIMBURSE AGENT FOR ANY SUCH DAMAGES TO THE EXTENT AWARDED TO A THIRD PARTY PURSUANT TO A JUDGMENT IN A COURT OF COMPETENT JURISDICTION.

20.            Advances of Proceeds of Loan. Agent shall be entitled to honor any request made by Borrowers for advances of proceeds of Loan and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrowers of such proceeds of Loan.

21.            Counterparts. This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

(Signature Page to Guaranty and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has caused this Guaranty to be executed the day and year first above mentioned.

GUARANTORS:	ALERISLIFE INC., a Maryland corporation (f/k/a Five Star Senior Living Inc.)

	By:	/s/ Jeffrey C. Leer
Name: Jeffrey C. Leer
Title: Executive Vice President, Chief Financial Officer and Treasurer

FIVE STAR REHABILITATION AND WELLNESS SERVICES, LLC, a Maryland limited liability company (doing business as Ageility Physical Therapy Solutions)

By:	/s/ Jeffrey C. Leer
Name: Jeffrey C. Leer
Title: Executive Vice President, Chief Financial Officer and Treasurer